                                                                   EXHIBIT 21.1



                          DESCRIPTION OF SUBSIDIARIES



                            SUBSIDIARY CORPORATIONS

PARENT                  SUBSIDIARY                      INTEREST
------                  ----------                      --------
Continental Natural     Continental Holdings                100%
  Gas, Inc.               Company


                    SUBSIDIARY LIMITED LIABILITY COMPANIES

PARENT                  SUBSIDIARY                      INTEREST
------                  ----------                      --------
Continental Natural     Continental Natural Gas         99% Ownership Interest*
  Gas, Inc.               Gathering, L.L.C.

Continental Natural     Continental Hydrocarbons,       99% Ownership Interest*
  Gas, Inc.               L.L.C.

Continental Natural     Continental Gas Processing,     99% Ownership Interest*
  Gas, Inc.               L.L.C.

Continental Natural     Continental Laverne Gas         99% Ownership Interest*
  Gas, Inc.               Processing, L.L.C.

Continental Natural     Continental Spearman Gas        99% Ownership Interest*
  Gas, Inc.               Processing, L.L.C.

Continental Natural     Continental Energy              99% Ownership Interest*
  Gas, Inc.               Services, L.L.C.

-----------

  *  Remaining 1% interest owned by Continental Holdings Company



        All of the companies listed in this Exhibit are organized under the laws of the State of Oklahoma.